UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2007
Equity Media Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51418	20-2763411

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Shackleford Drive, Suite 400
Little Rock, Arkansas 72211
(Address of principal executive offices, including zip code)
(501) 219-2400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 21, 2007, Equity Media Holdings Corporation (the “Company”) entered into a Unit Purchase Agreement with certain insiders and institutional investors (each a “Buyer” and collectively, the “Buyers”) in connection with a $9,000,000 private placement (the “Private Placement”) of an aggregate of 1,406,250 units (the “Units”), each Unit consisting of one share of the Company’s common stock, $0.0001 par value per share, and two warrants, each warrant exercisable for one share of the Company’s common stock at an exercise price of $5.00 per share (the “Warrants”). The purchase price of each Unit was $6.40. The Private Placement closed on June 21, 2007 (the “Closing Date”).
     Each Warrant issued at the closing may be exercised any time on or after the Closing Date and on or prior to the close of business on September 7, 2009 (the “Termination Date”). The number of shares issuable upon exercise of each Warrant and the exercise price thereof is subject to adjustment from time to time in the event of stock dividends, stock subdivisions, stock splits and stock combinations. The Warrants can be redeemed at the Company’s option at a redemption price equal to $0.01 per Warrant provided that the last sales price of the Company’s common stock has been at least $8.50 per share on each of twenty trading days within any 30 trading day period ending on the third business day prior to the date on which the Company gives notice of redemption.
     The Units and Warrants were offered and sold only to institutional and accredited investors in reliance on Section 4(2) of the Securities Act of 1933, as amended. The Units and Warrants sold in the Private Placement have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company agreed that if at any time during the two year period commencing the Closing Date it proposes to file a registration statement with the Securities and Exchange Commission with respect to an offering of equity securities or securities exercisable or convertible into equity securities, the Company will give piggyback registration rights to the Buyers on such number of registrable shares as the Buyer may request.
     The net proceeds from the Private Placement, following the payment of offering-related expenses, will be used by us to fund acquisitions and for general corporate purposes
     Copies of the definitive agreements relating to the issuance and sale of the Units and Warrants are filed herewith as Exhibits 4.9 and 10.20 and each is incorporated herein by reference. A copy of the press release issued by the Company on June 22, 2007 announcing the Private Placement is attached hereto as Exhibit 99.1.
Item 3.02. Unregistered Sales of Equity Securities
     The information called for by this item is contained in Item 1.01 above, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)

Exhibit No.	Description
4.9	Form of Common Stock Purchase Warrant
10.20	Unit Purchase Agreement
99.1	Press Release of the Company, dated June 22, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2007	EQUITY MEDIA HOLDINGS CORPORATION
/s/ Larry E. Morton
Larry E. Morton
Chief Executive Officer and President

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